PROMISSORY NOTE
                                 ---------------

$7,000                                                       July 21, 1999



         FOR VALUE RECEIVED, the undersigned WealthHound, Inc., a corporation with its principal address at 701 Brickell Avenue, Suite 3120, Miami, Florida 33131 ("Maker") agrees to pay to the order of Atlas Equity Group, Inc., whose address is 701 Brickell Avenue, Suite 3120, Miami, FL 33131 ("Holder"), the principal sum of Seven Thousand and 00/100 ($7,000.00) Dollars, with an interest rate of Eight and One Quarter Percent (8 1/4%) per annum, to be paid in lawful money of the United States at the above address of Holder or such other place as Holder may designate. The principal to be due and payable no later than January 21, 2000.

         Maker hereby waives presentment, demand, notice, protest, and the benefit of any homestead exemption law of any state and all other formalities in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure by Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Holder of a breach or default of any provision of this of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

         Upon the occurrence of any default under this Note, Holder shall provide written notice to Maker of such default. If Maker fails to cure such default within ten (10) days after receipt of Holder's notice, the entire unpaid balance of this Note shall be immediately due and payable. At such time, Holder may obtain a confession of judgement against Maker if allowable by law.

         Any principal or accrued interest may be prepaid without penalty or premium at any time, in full or in part. Any prepayment of principal shall be applied to principal installments in the inverse order in which such installments are due and shall not postpone the due date of or the amount of, any subsequent installments of principal.

         This Note shall be binding upon, and inure to the benefit of Maker, Holder and their respective successors and assigns.

         This Note shall be construed and governed by the laws of the State of Florida. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note.

         Maker hereby designates Holder as its attorney in fact to sign any and all documents to effectuate the transactions hereunder.

ATTEST:                                     WEALTHHOUND, INC.



BY:                                         BY: /s/ Rebecca J. Brock
   ---------------------------                 --------------------------------
                                               Rebecca J. Brock, President